CONSENT OF BERKSHIRE CAPITAL SECURITIES LLC

Berkshire Capital Securities LLC
535 Madison Avenue•19th Floor•New York, New York 10022
Tel: (212) 207-1000 Fax: (212) 207-1019
www.berkcap.com

Consent of Berkshire Capital Securities LLC

The Board of Directors
Wilmington Trust Corporation:

We consent to the reference to our valuation analysis of Roxbury Capital Management, LLC as of April 30, 2008 in the Periodic Report on Form 8-K of Wilmington Trust Corporation (the “Corporation”) dated June 18, 2008 and the Quarterly Report on Form 10-Q of the Corporation for the period ended June 30, 2008, and the incorporation by reference of the reference to that valuation analysis in the registration statements (Nos. 33-43675, 333-04042, 333-69479, 333-80009, 333-61096, 333-86748, 333-114597, 333-124246, 333-124248, and 333-150329) on Forms S-8 and registration statement (Nos. 333-49019, 333-69453, 333-76332, and 333-147694) on Forms S-3 of the Corporation.

Berkshire Capital Securities LLC

/s/  Berkshire Capital Securities LLC

New York, New York
August 11, 2008